Calculation of Filing Fee Tables
S-1
Heartflow, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.001 par value per share	457(a)	19,166,667	$ 18.00	$ 345,000,006.00	0.0001531	$ 52,819.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 345,000,006.00		$ 52,819.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 37,413.81
			Net Fee Due:						$ 15,405.69
Offering Note
[1]	1a. Includes 2,500,000 shares that the underwriters have the option to purchase, if any. 1b. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-288733	07/17/2025		$ 15,310.00
Fee Offset Claims	2		S-1	333-288733	07/17/2025		$ 22,103.81
Fee Offset Sources		Heartflow, Inc.	S-1	333-288733		07/17/2025						$ 15,310.00
Fee Offset Sources		Heartflow, Inc.	S-1	333-288733		08/01/2025						$ 22,103.81
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	1a. The Registrant previously paid registration fees of (a) $15,310.00 in connection with the initial filing of this Registration Statement on Form S-1 on July 17, 2025 and (b) $22,103.81 in connection with the filing of Amendment No. 1 to this Registration Statement on Form S-1 on August 1, 2025.

[2]	See note 1a.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A